CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form N-2 of our report dated April 19, 2013, related to the statement of assets and liabilities of First Trust Intermediate Duration Preferred & Income Fund.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois
May 23, 2013